AGREEMNT

         Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D (or any amendment thereof) need be filed on their behalf with respect to the beneficial ownership of any equity securities of
Playtex Products, Inc. ("Playtex") or any subsequent acquisitions or dispositions of equity securities of Playtex by any of the undersigned.

Dated: February 6, 1998

                        J.W. CHILDS EQUITY PARTNERS, L.P.
                        By: J.W. CHILDS ADVISORS, L.P., its general partner
                        By: J.W. CHILDS ASSOCIATES, L.P., its general partner
                        By: J.W. CHILDS ASSOCIATES, INC., its general partner


                        By: /s/ John W. Childs
                            Name: John W. Childs
                            Title: President

                        J.W. CHILDS ADVISORS, L.P.,
                        By: J.W. CHILDS ASSOCIATES, L.P., its general partner
                        By: J.W. CHILDS ASSOCIATES, INC., its general partner


                        By: /s/ John W. Childs
                            Name: John W. Childs
                            Title: President

                        J.W. CHILDS ASSOCIATES, L.P.,
                        By: J.W. CHILDS ASSOCIATES, INC., its general partner


                        By: /s/ John W. Childs
                            Name: John W. Childs
                            Title: President


                        J.W. CHILDS ASSOCIATES, INC.



                        By: /s/ John W. Childs
                            Name: John W. Childs
                            Title: President